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                                 EXHIBIT 10.03

                           UNSECURED PROMISSORY NOTE


$500,000                                                        February 6, 1998
                                                           San Diego, California

     1. FOR VALUE RECEIVED, Jaymark, Inc., a Delaware corporation ("Payor") promises to pay to the order of INTERCELL Corporation, a Colorado corporation ("Payee"), the principal sum of $500,000, with simple interest on the principal amount at a rate of three percent (3%) per annum, commencing with the date hereof and accruing to the principal amount at the time of payment of this Note (as defined below).

     2. This Unsecured Promissory Note (this "Note") represents a contingent, deferred portion of the purchase price pursuant to Sections 1.3 and 11.8 of that certain Stock Purchase Agreement dated as of February 6, 1998, by and among Payor, California Tube Laboratory, Inc., a California corporation ("CTL") and Payee (the "Agreement"). Payment of this Note is due and contingent upon Payee's complete fulfillment of each of the following obligations on or before five years from the date this Note is executed:

          (a) Payee has delivered to Payor a complete and accurate copy of a "no further action" letter issued by the Santa Cruz County Environmental Health Department (or other applicable state regulatory agency) relating to the Santa Cruz Site (as defined in that certain Environmental Remediation and Indemnification Agreement dated as of February 6, 1998, by and among Payor, Payee and CTL (the "Environmental Agreement").

          (b) There is no claim, investigation, suit, action or proceeding pending or threatened in writing against Payee, CTL, Payor or the Santa Cruz Site relating to the Contamination (as defined in the Environmental Agreement).

          (c) All invoices, bills and costs of work performed, whether investigatory or remedial, have been paid in full, and no such work remains uninvoiced and/or unpaid relating to the Contamination.

     3. Upon fulfillment of each of the three conditions set forth in Section 2 above, INTERCELL shall submit a certificate (the "Certificate") to Jaymark certifying that (i) attached thereto is a complete and accurate copy of the "no further action" letter referenced in Section 2(a) above, (ii) after reasonable inquiry, INTERCELL has determined that there is no claim, investigation, suit, action or proceeding pending or threatened in writing against Payee, CTL, Payor or the Santa Cruz Site relating to the Contamination, and (iii) that all invoices, bills and costs of work performed, whether investigatory or remedial, have been paid in full, and no such work remains uninvoiced and/or unpaid relating to the Contamination. Jaymark has ten (10) days following receipt of the Certificate to send a written dispute ("Dispute Notice") to INTERCELL disputing INTERCELL's claim that it has complied with each of the three conditions set forth in Section 2 above. If Jaymark files a Dispute Notice then Jaymark and INTERCELL shall attempt to resolve the dispute amicably within a period of thirty (30) days from the filing of the Dispute Notice. If INTERCELL and Jaymark are unable to resolve the dispute within such thirty (30) days, the dispute may at any time thereafter be submitted by INTERCELL or Jaymark to arbitration in San Diego, California before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. Jaymark and INTERCELL agree that the arbitrator's award shall be final and binding upon them.

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     4.  If this Note has not been paid by five years and one day following the date hereof, this Note will become null and void.

     5. The undersigned officer of the Payor warrants and represents that he is duly authorized and empowered to execute and deliver this Note.

                              JAYMARK, INC., a Delaware corporation



                              By   /s/ Eric Wenaas
                                 ---------------------------------------------
                                       Eric Wenaas, President and Chief
                                       Executive Officer

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